Exhibit 5.1

                 GERSTEN, SAVAGE, KAPLOWITZ, WOLF & MARCUS, LLP
                              600 Lexington Avenue
                               New York, NY 10022


                               September 15, 2004

Getting Ready Corporation
8990 Wembley Court
Sarasota, Florida 34238
Attn.: Board of Directors

Gentlemen:

We have acted as counsel to Getting Ready Corporation (the "Company") in connection with its filing of a registration statement on Form SB-2 (Registration No. 333-____, the "Registration Statement") covering 3,910,500 shares of common stock, $.0001 par value per share (the "Common Stock") to be distributed to the stockholders of Celerity Systems, Inc.

In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation, as amended to date, and By-laws, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

On the basis of the foregoing, we are of the opinion that:

The shares of Common Stock covered by this Registration Statement have been validly authorized and will when distributed as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting the Registration Statement.

                       Very truly yours,



                       /s/ Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
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                       Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP